Exhibit 10.10

FIRST AMENDMENT TO VOTING AND STOCK TRANSFER AGREEMENT

This First Amendment to Voting and Stock Transfer Agreement dated February 1, 2006 (“Amendment”) is entered into by and among the Agua Caliente Band of Cahuilla Indians (the “ACBCI”), Canyon National Bank (the “Bank”), and Canyon Bancorp, a newly formed corporation which will serve as the holding company of Canyon National Bank (the “Holding Company”) and which will assume the Voting and Stock Transfer Agreement dated February 19, 1998 between the ACBCI and the Bank (the “Voting Agreement”).

RECITALS

WHEREAS, the Bank has proposed a one-bank holding company reorganization pursuant to which each of the issued and outstanding shares of the Bank will be exchanged for one share of the Holding Company, and the Holding Company will acquire 100% of the issued and outstanding shares of the Bank (the “Reorganization”);

WHEREAS, the parties hereto desire that the Holding Company assume all rights and obligations of the Bank under the Voting Agreement upon consummation of the Reorganization, and that the shares of the Holding Company to be received by the ACBCI in the Reorganization be covered by the terms and conditions of the Voting Agreement;

NOW, THEREFORE, the parties hereto agree as follows.

1. Effective Date. This Amendment shall become effective upon consummation of the Reorganization (the “Effective Date”).

2. Assumption of Rights and Obligations by Holding Company. On the Effective Date, the Holding Company shall assume all of the rights and obligations of the Bank under the Voting Agreement, and from and after the Effective Date the Holding Company shall be substituted for the Bank as a party to the Voting Agreement. Further, all references in the Voting Agreement to the “Bank” shall be deemed to be references to the “Holding Company” from and after the Effective Date unless the context otherwise requires.

3. Substitution of “Shares”. Following the Reorganization, all references to “Shares,” “Other Shares,” “Offered Shares” or “Subject Shares” in the Voting Agreement shall refer to shares of the Holding Company rather than shares of the Bank.

4. Ratification. Except as expressly modified by this Amendment, all other terms of the Voting Agreement are hereby ratified, confirmed and approved in all respects.

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IN WITNESS WHEREOF, the undersigned have set their hands as of the date forth above-written.

ACBCI:	THE AGUA CALIENTE BAND OF CAHUILLA INDIANS

	By:	/s/ Richard M. Milanovich
Chairman, Tribal Council

	By:	/s/ Moraino J. Patencio
Secretary-Treasurer, Tribal Council

BANK:	CANYON NATIONAL BANK

	By:	/s/ Stephen G. Hoffmann
Its President

HOLDING COMPANY:	CANYON BANCORP

	By:	/s/ Stephen G. Hoffmann
Its President

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